On Tuesday, November 12, 2024, at 8:00 AM ET

USAC

United States Antimony Corporation Reports Third Quarter and Nine Months Ended September 30, 2024 Results

"The Critical Minerals and ZEO Company"

Revenues Up 23% YOY

Cost of Sales Up 7% YOY

Gross Profit Up 107% YOY

THOMPSON FALLS, MT / ACCESSWIRE / November 12, 2024 / United States Antimony Corporation ("USAC" or the "Company" or "U.S. Antimony Corporation"), (NYSE:UAMY) reported today its third quarter and nine months ended September 30, 2024 financial and operational results.

Revenues for the first nine months of 2024 increased 23%, or $1.527 million, to $8.066 million, compared to the first nine months of 2023, while cost of sales only increased 7%, or $409k, during the same period. This in-turn allowed gross profit to increase 107%, or $1.118 million. Operating expenses increased $1.764 million to $3.285 million for the first nine months of 2024. This is compared to the first nine months of 2023, of which $454k of the increase was non-cash stock compensation. Additionally, $446k was costs associated with new project development in a number of different areas. These projects and initiatives are part of the planned growth and improved overall strategy of the Company. The Company reported a net loss from continuing operations of $653k for the nine months ended September 30, 2024.

When comparing the three months ended September 30, 2024 to the three months ended September 30, 2023, revenues were up 17% to $2.421 million. Gross profit also increased 65% to $426k. Loss from continuing operations was $683k for the three months ended September 30, 2024 compared to a loss of $185k in the prior year. This is directly related to your Company's expanded scope of operations.

We continued to enhance overall operations at Bear River Zeolite during the third quarter of 2024 with both mechanical and equipment improvements, which has led to a 93% efficiency run time and has obviously allowed for higher production throughput. Additionally, substantially improved customer delivery timing has occurred along with the increased facility runtime. These improvements at Bear River Zeolite allow us to grow our zeolite business overall, which has not been the case in the past.

Antimony continues to be a scarce commodity worldwide due to supply issues and trade restrictions imposed on certain countries. This in-turn has caused the worldwide antimony metal market price to increase from $5.31 per pound on December 31, 2023 to approximately $17 per pound as of November 8, 2024 (see attached chart enclosed). During the third quarter of 2024, we have been in contact with many international suppliers of raw ore to increase our processing of antimony for our customers, most of which only wish to purchase from U.S. suppliers.

As announced on March 11, 2024, the Company completely shut down its operational activities in Mexico and those operations are now reported as a "Discontinued Operations". The historical cash drain of these

operations on the Company ceased with this decision. The Company continues to maintain an excellent balance sheet with our cash position of the Company at September 30, 2024 of $12.97 million, up $1.07 million from December 31, 2023.

Commenting on the Third Quarter 2024 operational and financial results, Mr. Gary C. Evans, Chairman and Co-CEO of U.S. Antimony Corporation stated, "Your management team and board have been extremely busy during the third quarter of this year in improving both divisions of the company, as well as the future prospects of U.S. Antimony. However, I give us a C+ or B- grade on our financial results reported today.

It has become evident that antimony ore worldwide is in short supply. Otherwise, you would not see almost a tripling in value of this commodity just in the last 90 days. China has stopped shipments of antimony to other countries, including the USA as of September 15, 2024.

"HOUSTON, WE HAVE A PROBLEM!"

Over the past several months, your management team has interacted with no less than 54 different parties spanning 16 different countries in our goal of sourcing new antimony supply. There is currently none available in the USA. Our competition is the People's Republic of China, the 1,000-pound gorilla in the room. U.S. Antimony made the decision in the third quarter to become a miner again. New mining leases have been taken in Ontario, Canada and the state of Alaska for not only antimony, but seven other critical minerals. We are not done. Expect more announcements concerning our active leasing program in the near future.

Telling our story to Wall Street has been a significant objective during the third quarter. Your management team participated in five institutional and retail investor conferences during the third quarter. Shareholders should anticipate new equity research coverage on your Company occurring from investment banking firms prior to year-end. Our story is being told and heard, hence both share price and volume improvements were achieved in a significant way during the quarter. A minimum of two more investor conferences are planned prior to year end.

We are seeking both governmental and private capital funding to significantly expand our footprint as a miner and mid-stream/downstream processor. We are only seeking existing mining properties where antimony and other critical minerals have already been found. We are not explorers but harvesters of existing known resources. Infrastructure being in place is paramount to our business plan whether it be roads, railroads, or waterways. The raw material must be able to economically reach our facilities located in Philipsburg and Thompson Falls, Montana. We are on a fast track and need material like yesterday. It is our goal to be bringing raw antimony material to our Montana processing facilities in 2025.

Other accomplishments during the third quarter include adding bench strength to our management team. Two new Vice Presidents, one in the Antimony Division and one in IR and Global Sales were added. We also brought on board a new Technical Advisory Director, Dr. Fred L. "Pete" Bunger, a world renown zeolite specialist and expert. We can and will do better. We have the assets, we have the talent, we have the money as well as access to additional capital when needed, and we have an environment that will allow success. Now is the time to execute!"


ROTTERDAM AVERAGE PRICE OF ANTIMONY METAL PER LB
(includes metal only)
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
$17.27
258%
$6.69
$5.50
$5.98
$5.02
METAL MARKET PRICE PER LB AT 11/08/24
YTD 6/30/24
2023
2022
2021

United States Antimony Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	For the three months ended		For the nine months ended	
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
REVENUES	$ 2,421,020	$ 2,063,558	$ 8,066,190	$ 6,539,519
COST OF REVENUES	1,995,252	1,805,150	5,908,877	5,499,709
GROSS PROFIT	425,768	258,408	2,157,313	1,039,810
OPERATING EXPENSES:				
General and administrative	588,816	290,045	1,521,576	678,735
Salaries and benefits	429,438	228,967	956,402	502,071
Professional fees	165,839	103,127	564,525	340,194
(Gain) loss on sale or disposal of property, plant and equipment, net	(16,252)	-	1,242	-
Other operating expenses	102,970	-	240,961	-
TOTAL OPERATING EXPENSES	1,270,811	622,139	3,284,706	1,521,000
LOSS FROM OPERATIONS	(845,043)	(363,731)	(1,127,393)	(481,190)
OTHER INCOME (EXPENSE):				
Interest and investment income	157,757	176,656	460,529	466,809
Trademark and licensing income	6,553	6,117	21,281	25,023
Other miscellaneous income (expense)	(2,364)	(3,827)	(7,117)	74,922
TOTAL OTHER INCOME	161,946	178,946	474,693	566,754
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(683,097)	(184,785)	(652,700)	85,564
Income tax expense	-	-	-	-
INCOME (LOSS) FROM CONTINUING OPERATIONS	(683,097)	(184,785)	(652,700)	85,564
Discontinued operations:				
Loss from discontinued operations before income taxes	(44,412)	(1,459,743)	(194,785)	(2,873,541)
Income tax expense	-	-	-	-
Loss from discontinued operations	(44,412)	(1,459,743)	(194,785)	(2,873,541)
Net loss	(727,509)	(1,644,528)	(847,485)	(2,787,977)
Preferred dividends	(1,875)	(1,875)	(5,625)	(5,625)
Net loss available to common stockholders	$ (729,384)	$ (1,646,403)	$ (853,110)	$ (2,793,602)
Basic and diluted earnings per common share:				
Income (loss) from continuing operations	$ (0.01)	$nil	$ (0.01)	$nil
Income (loss) from discontinued	$nil	$ (0.01)	$nil	$ (0.03)

operations				
Net income (loss)	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.03)
Weighted average shares outstanding:				
Basic	108,438,984	107,647,317	108,262,091	107,519,786
Diluted	108,438,984	107,647,317	108,430,139	107,519,786

United States Antimony Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS		
CURRENT ASSETS		
Cash and cash equivalents	$ 12,969,132	$ 11,899,574
Certificates of deposit	22,257	72,898
Accounts receivable, net	791,557	625,256
Inventories, net	966,814	1,019,154
Prepaid expenses and other current assets	177,283	92,369
Current assets held for sale	74,560	366,955
Total current assets	15,001,603	14,076,206
Properties, plants and equipment, net	7,751,348	7,765,045
Operating lease right-of-use asset	764,035	-
Restricted cash for reclamation bonds	98,234	55,061
Other assets	20,217	18,098
Noncurrent assets held for sale	6,117,610	6,180,585
Total assets	$ 29,753,047	$ 28,094,995
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 1,212,397	$ 330,147
Accrued liabilities	164,917	109,341
Accrued liabilities - directors	159,165	124,810
Royalties payable	105,174	153,429
Current portion of operating lease liability	483,211	-
Long-term debt, current portion	131,105	28,443
Current liabilities held for sale	148,833	151,288
Total current liabilities	2,404,802	897,458
Noncurrent liabilities:		
Noncurrent operating lease liability	299,435	-
Long-term debt, net of current portion	228,921	-
Stock payable to directors	-	38,542
Asset retirement obligations	1,156,374	1,101,561
Noncurrent liabilities held for sale	536,466	536,466

Total liabilities	4,625,998	2,574,027
COMMITMENTS AND CONTINGENCIES		
STOCKHOLDERS' EQUITY		
Preferred stock $0.01 par value, 10,000,000 shares authorized:		
Series A: 0 shares issued and outstanding	-	-
Series B: 750,000 shares issued and outstanding (liquidation preference $973,125 and $967,500, respectively)	7,500	7,500
Series C: 177,904 shares issued and outstanding (liquidation preference $97,847 both years)	1,779	1,779
Series D: 0 shares issued and outstanding	-	-
Common stock, $0.01 par value, 150,000,000 shares authorized; 108,438,984 and 107,647,317 shares issued and outstanding, respectively	1,084,389	1,076,472
Additional paid-in capital	64,299,485	63,853,836
Accumulated deficit	(40,266,104)	(39,418,619)
Total stockholders' equity	25,127,049	25,520,968
Total liabilities and stockholders' equity	$ 29,753,047	$ 28,094,995

United States Antimony Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the nine months ended	
	September 30, 2024	September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:		
Net income (loss) from continuing operations	$ (652,700)	$ 85,564
Adjustments to reconcile net income (loss) from continuing operations to		
net cash provided (used) by operating activities of continuing operations:		
Depreciation and amortization	340,217	247,882
Accretion of asset retirement obligation	54,813	1,125
Noncash operating lease expense	23,442	-
(Gain) loss on sale or disposal of property, plant and equipment, net	1,242	-
Write-down of inventory to net realizable value	63,574	-
Share-based compensation	453,566	-
Allowance for doubtful accounts on accounts receivable	(30,746)	43,560
Other noncash items	(16,107)	(11,573)
Changes in operating assets and liabilities:		
Accounts receivable	(135,555)	(649,540)
Inventories, net	(11,234)	(77,749)
Prepaid expenses and other current assets	(84,914)	(99,367)
Other assets	(2,119)	-

Accounts payable	882,250	(63,005)
Accrued liabilities	55,576	(51,773)
Accrued liabilities - directors	34,355	206,282
Stock payable to directors	(38,542)	-
Change in operating lease liability	(4,831)	-
Royalties payable	(48,255)	(327,138)
Net cash provided (used) by operating activities of continuing operations	884,032	(695,732)
CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS:		
Proceeds from redemption of certificates of deposit	50,641	-
Proceeds from sale of properties, plants and equipment	314,125	-
Purchases of properties, plant, and equipment	(223,058)	(1,337,398)
Net cash provided (used) by investing activities of continuing operations	141,708	(1,337,398)
CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS:		
Payments on dividends payable	-	(787,730)
Principal payments on long-term debt	(71,139)	(70,049)
Net cash used by financing activities of continuing operations	(71,139)	(857,779)
Net cash flows provided (used) by continuing operations	954,601	(2,890,909)
CASH FLOWS FROM DISCONTINUED OPERATIONS:		
Net cash provided (used) by operating activities	158,130	(3,122,155)
Net cash used by investing activities	-	(182,322)
Net cash flows provided (used) by discontinued operations	158,130	(3,304,477)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	1,112,731	(6,195,386)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	11,954,635	19,117,666
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$ 13,067,366	$ 12,922,280
NON-CASH FINANCING AND INVESTING ACTIVITIES:		
Common stock buyback and retirement	$ -	$ 202,980
Conversion of Preferred Series D to Common Stock	-	$ 16,927
Equipment purchased with note payable	$ 402,722	$ -
Noncash recognition of new leases	$ 787,477	$ -

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico ("USAC", the "Company", "Our", "Us", or "We") sell processed antimony, zeolite, and precious metals products in the U.S. and Canada. The Company processes antimony ore primarily into antimony oxide, antimony metal, and antimony trisulfide. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration,

sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications. We recover certain amounts of precious metals, primarily gold and silver, at our plant in Montana from antimony concentrates.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "pro forma" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.
PO Box 643
47 Cox Gulch Rd.
Thompson Falls, Montana 59873-0643
Jonathan Miller, Vice President - IR
E-Mail: Jmiller@usantimony.com
Phone: 406-606-4117

SOURCE: United States Antimony Corporation